Exhibit 99.4

CSX BOARD INVITES THREE NEW MEMBERS TO JOIN IMMEDIATELY
AND PURSUES PROMPT COMPLETION OF DIRECTOR ELECTIONS

Jacksonville, FL – July 25, 2008 – CSX Corporation (NYSE: CSX) today announced that its Board of Directors has invited John D. McPherson and TCI Group nominees Gilbert H. Lamphere and Alexandre Behring to join the Board immediately. These individuals would replace Southwood J. Morcott, Robert D. Kunisch and Elizabeth E. Bailey, each of whom has resigned effective upon his or her replacement taking office. The announcement was made today at the Company’s reconvened 2008 annual meeting.

“We look forward to welcoming the new Board members and working together to continue delivering record performance for all shareholders,” said Michael J. Ward, Chairman of the Board of CSX Corporation.

The status of two Board seats remains uncertain. One of the seats is the subject of questions in the vote review, which remains too close to call. The most recent preliminary draft report of the independent inspector of elections shows that the candidates competing for the seat have a difference of votes that is now less than 1/5 of 1 percent of the shares entitled to vote at the meeting and the status of a number of votes is still unclear. The preliminary vote report has already been revised several times to correct errors. The vote review process is expected to be completed soon, possibly as early as next week.

Both of those seats are the subject of an appeal pending before the U.S. Court of Appeals for the Second Circuit that is on an expedited hearing schedule. The Company expects that these issues will be resolved in the next 60 days.

Pending the outcome of the vote review and the appeal, the annual meeting has been adjourned and will reconvene at 10:00 a.m. EDT on September 24, 2008 at the Company headquarters in Jacksonville, Fla.

About CSX
CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck trainload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's website, www.csx.com.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's website, www.csx.com.

Forward-looking statements
This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

Contacts:
David Baggs, Investor Relations 904-359-4812	Dan Katcher / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

Garrick Francis, Corporate Communications 904-359-1708

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's website, www.csx.com.